EXHIBIT 99.1

FERRELLGAS PARTNERS REPORTS SOLID THIRD-QUARTER EARNINGS;

EXPECTS IMPROVED FOURTH-QUARTER RESULTS

OVERLAND PARK, KS, June 8, 2012- Ferrellgas Partners, L.P. (NYSE:FGP), one of the nation’s largest distributors of propane, today reported operating results for its fiscal third quarter ended April 30, 2012.

Propane sales for the quarter outperformed operating conditions declining 11% to 226 million gallons despite temperatures that were 23% warmer than in the prior year’s quarter.  Revenues and gross profit directionally followed sales volumes declining to $629.6 million and $179.0 million, respectively while gross profit margins in the quarter improved nearly 6% to $0.79 per gallon sold reflecting lower wholesale prices.

Operating expense improved to $95.8 million, compared to $103.8 million in the prior year’s quarter on lesser sales volumes and management’s focus on long-term cost reductions.  General and administrative expense improved to $9.0 million, contrasted with $17.9 million the year prior (which included $10.5 million in litigation reserves and related legal fees, partially offset by incentive accrual reversals).  Excluding these prior year adjustments, G&A expense declined approximately $1 million this quarter primarily reflecting management’s ongoing cost-reduction efforts. Equipment leasing expense of $3.8 million was materially in line with prior year levels while prior year financings reduced interest expense in the quarter by nearly $1.5 million to $23.5 million.

For the quarter, net earnings improved to $21.1 million, or $0.26 per unit, compared with $3.4 million, or $0.04 per unit, which included a loss on extinguishment of debt of $10.5 million, or $0.14 per unit.  And while Adjusted EBITDA declined modestly to $70.8 million from $74.3 million in the prior year quarter, distributable cash flow was practically unchanged at $48.0 million.

“While the past winter proved to be most challenging for the propane industry with temperatures the second warmest in recorded history, several encouraging signs appeared in the third quarter,” commented President and Chief Executive Officer Steve Wambold.  “Positive momentum is carrying over into the fourth quarter and we expect to report improved operating results in the quarters to follow.”

Wambold explained, “Although the warm temperatures adversely affected retail propane sales, they did spark an early start to the grilling season. Our Blue Rhino tank exchange posted strong same-store sales gains with large retailers and across all trades.”

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Also contributing to the optimistic outlook are the continued progress of the company’s cost-reduction program and the recent decline in wholesale propane costs. “We are increasingly confident that we will reach, if not exceed, our goal of more than $20 million in annualized cost savings by the end of fiscal 2013,” Wambold pointed out. “And, propane costs are currently 53% below year-ago levels.”

Year-to-date, revenues were practically unchanged at $2 billion. Total propane gallon sales declined 3% to 727 million despite temperatures that were 18% warmer than in the prior year. Gross profit was $511.9 million, compared with $563.1 million. Operating expense decreased to $299.0 million from $306.6 million, general and administrative expense totaled $28.7 million compared with $39.3 million. Equipment lease expense was unchanged at $10.8 million. Interest expense of $70.9 million was $7.3 million less than a year ago. Net earnings were $25.0 million, or $0.32 per unit, contrasted with a net loss of $2.5 million, or $0.04 per unit during the prior year period.  Adjusted EBITDA was $175.0 million and $217.5 million for the fiscal 2012 and 2011 nine-month periods, respectively.

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., serves approximately one million customers in all 50 states, the District of Columbia and Puerto Rico. Ferrellgas employees indirectly own nearly 22 million common units of the partnership through an employee stock ownership plan. More information about the partnership can be found online at www.ferrellgas.com.

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2011, and other documents filed from time to time by these entities with the Securities and Exchange Commission.

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Contact:

Tom Colvin, Investor Relations, 913-661-1530

Scott Brockelmeyer, Media Relations, 913-661-1830

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	April 30, 2012	July 31, 2011
ASSETS

Current Assets:
Cash and cash equivalents	$11,873	$7,437
Accounts and notes receivable, net (including $194,762 and $112,509 of accounts receivable pledged as collateral at April 30, 2012 and July 31, 2011, respectively)	193,016	159,532
Inventories	131,854	136,139
Prepaid expenses and other current assets	18,285	23,885
Total Current Assets	355,028	326,993

Property, plant and equipment, net	635,881	642,205
Goodwill	248,944	248,944
Intangible assets, net	194,420	204,136
Other assets, net	39,967	38,308
Total Assets	$1,474,240	$1,460,586

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities:
Accounts payable	$67,503	$67,541
Short-term borrowings	58,291	64,927
Collateralized note payable	134,000	61,000
Other current liabilities (a)	97,871	104,813
Total Current Liabilities	357,665	298,281

Long-term debt (a)	1,044,187	1,050,920
Other liabilities	23,622	23,068
Contingencies and commitments	—	—

Partners’ Capital:
Common unitholders (78,965,469 and 75,966,353 units outstanding at April 30, 2012 and July 31, 2011, respectively)	111,336	139,614
General partner unitholder (797,631 and 767,337 units outstanding at April 30, 2012 and July 31, 2011, respectively)	(58,947)	(58,660)
Accumulated other comprehensive income (loss)	(5,993)	4,633
Total Ferrellgas Partners, L.P. Partners’ Capital	46,396	85,587
Noncontrolling Interest	2,370	2,730
Total Partners’ Capital	48,766	88,317
Total Liabilities and Partners’ Capital	$1,474,240	$1,460,586

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $182 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE, NINE AND TWELVE MONTHS ENDED APRIL 30, 2012 AND 2011

(in thousands, except per unit data)

(unaudited)

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2012	2011	2012	2011	2012	2011
Revenues:
Propane and other gas liquids sales	$556,644	$647,709	$1,850,430	$1,790,511	$2,272,176	$2,102,791
Other	72,975	84,664	146,887	183,046	174,799	224,614
Total revenues	629,619	732,373	1,997,317	1,973,557	2,446,975	2,327,405

Cost of product sold:
Propane and other gas liquids sales	401,521	483,101	1,405,243	1,299,003	1,715,584	1,496,321
Other	49,117	60,074	80,211	111,432	93,249	137,550

Gross profit	178,981	189,198	511,863	563,122	638,142	693,534

Operating expense (including $277, $500 and $500 of non-recurring severance charges for the three, nine and twelve month periods ended April 30, 2012, respectively)	95,822	103,813	298,974	306,635	399,620	406,647
Depreciation and amortization expense	21,123	20,030	62,839	60,395	84,930	80,864
General and administrative expense (including $113, $263 and $263 of non-recurring severance charges for the three, nine and twelve month periods ended April 30, 2012, respectively)	8,963	17,879	28,671	39,271	41,560	51,385
Equipment lease expense	3,789	3,650	10,846	10,842	14,439	14,123
Non-cash employee stock ownership plan compensation charge	2,203	2,591	6,719	7,967	8,909	10,328
Non-cash stock and unit-based compensation charge (b)	385	1,628	4,867	13,709	4,646	17,352
Loss on disposal of assets and other	1,220	463	2,052	834	4,851	3,839

Operating income	45,476	39,144	96,895	123,469	79,187	108,996

Interest expense	(23,471)	(24,933)	(70,904)	(78,205)	(94,584)	(104,645)
Loss on extinguishment of debt	—	(10,513)	—	(46,962)	—	(46,962)
Other income, net	201	243	248	509	306	486

Earnings (loss) before income taxes	22,206	3,941	26,239	(1,189)	(15,091)	(42,125)

Income tax expense	1,144	572	1,285	1,288	1,238	1,198

Net earnings (loss)	21,062	3,369	24,954	(2,477)	(16,329)	(43,323)

Net earnings (loss) attributable to noncontrolling interest (a)	255	196	377	264	1	(82)

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	20,807	3,173	24,577	(2,741)	(16,330)	(43,241)

Less: General partner’s interest in net earnings (loss)	208	32	246	(27)	(163)	(432)

Common unitholders’ interest in net earnings (loss)	$20,599	$3,141	$24,331	$(2,714)	$(16,167)	$(42,809)

Earnings (loss) Per Unit
Basic and diluted net earnings (loss) per common unitholders’ interest	$0.26	$0.04	$0.32	$(0.04)	$(0.21)	$(0.61)

Weighted average common units outstanding	78,960.0	73,145.6	77,095.8	71,102.5	76,797.1	70,704.0

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2012	2011	2012	2011	2012	2011

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$20,807	$3,173	$24,577	$(2,741)	$(16,330)	$(43,241)
Income tax expense	1,144	572	1,285	1,288	1,238	1,198
Interest expense	23,471	24,933	70,904	78,205	94,584	104,645
Depreciation and amortization expense	21,123	20,030	62,839	60,395	84,930	80,864
EBITDA	66,545	48,708	159,605	137,147	164,422	143,466
Loss on extinguishment of debt	—	10,513	—	46,962	—	46,962
Non-cash employee stock ownership plan compensation charge	2,203	2,591	6,719	7,967	8,909	10,328
Non-cash stock and unit-based compensation charge (b)	385	1,628	4,867	13,709	4,646	17,352
Loss on disposal of assets and other	1,220	463	2,052	834	4,851	3,839
Other income, net	(201)	(243)	(248)	(509)	(306)	(486)
Nonrecurring severance costs	390	—	763	—	763	—
Nonrecurring litigation reserve and related legal fees	—	10,466	892	11,133	1,879	11,133
Net earnings (loss) attributable to noncontrolling interest	255	196	377	264	1	(82)
Adjusted EBITDA (c)	70,797	74,322	175,027	217,507	185,165	232,512
Net cash interest expense (d)	(22,018)	(23,011)	(66,773)	(71,393)	(88,733)	(93,206)
Maintenance capital expenditures (e)	(2,680)	(4,073)	(11,518)	(11,921)	(15,034)	(16,306)
Cash paid for taxes	(10)	(119)	(100)	(34)	(657)	(642)
Proceeds from asset sales	1,940	1,073	4,314	4,273	6,035	8,896
Distributable cash flow to equity investors (f)	$48,029	$48,192	$100,950	$138,432	$86,776	$131,254

Propane gallons sales
Retail - Sales to End Users	167,462	190,009	524,287	559,797	619,898	649,855
Wholesale - Sales to Resellers	58,421	62,441	202,971	189,373	257,873	241,062
Total propane gallons sales	225,883	252,450	727,258	749,170	877,771	890,917

(a)  Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(b)  Non-cash stock and unit-based compensation charges consist of the following:

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2012	2011	2012	2011	2012	2011
Operating expense	$112	$570	$1,952	$3,832	$1,877	$4,834
General and administrative expense	273	1,058	2,915	9,877	2,769	12,518
Total	$385	$1,628	$4,867	$13,709	$4,646	$17,352

(c)  Adjusted EBITDA is calculated as earnings (loss) before income tax expense, interest expense, depreciation and amortization expense, loss on extinguishment of debt, non-cash employee stock ownership plan compensation charge, non-cash stock and unit-based compensation charge, loss on disposal of assets and other, other income, net, nonrecurring severance costs, nonrecurring litigation reserve and related legal fees and net earnings (loss) attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)  Net cash interest expense is the sum of interest expense less non-cash interest expense and other income (expense), net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)  Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)   Management considers Distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.